EXHIBIT 10.3
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                              EMPLOYMENT AGREEMENT
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         THIS EMPLOYMENT AGREEMENT entered into as of this 24th day of May 1999, between The Publishing Company of North America, Inc. (the "Company") and Peter
S. Balise (the "Executive").

         WHEREAS, the Company desires to employ Executive and to ensure the continued availability to the Company of the Executive's services, and the Executive is willing to accept such employment and render such services, all upon and subject to the terms and conditions contained in this Agreement and

         WHEREAS, the Company has provided and/or will provide specialized training in its business to the Executive;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, and intending to be legally bound, the Company and the Executive agree as follows:

         1.  Term of Employment.
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                  (a) Term. The Company hereby employs the Executive, and the
         Executive hereby accepts employment with the Company, for a period commencing May 24, 1999 and ending three years thereafter.

                  (b) Continuing Effect. Notwithstanding any termination of this Agreement except for termination under Section 5(c), at the end of the Term or otherwise, the provisions of Sections 6 and 7 shall remain in full force and effect and the provisions of Section 7 shall be binding upon the legal representatives, successors and assigns of the Executive.

         2.  Duties.
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                  (a) General Duties. The Executive shall serve as president and chief executive officer of the Company, with duties and responsibilities that are consistent with the Executive's duties and responsibilities as of the date of this Agreement. The Executive will also perform services for such subsidiaries as may be necessary. The Executive will use his best efforts to perform his duties and discharge his responsibilities pursuant to this Agreement competently, carefully and faithfully. In determining whether or not the Executive has used his best efforts hereunder, the Executive's and the Company's delegation of authority and all surrounding circumstances shall be taken into account and the best efforts of the Executive shall not be judged solely on the Company's earnings or other results of the Executive's performance.

                  (b) Devotion of Time. The Executive shall devote all of his time, attention and energies during normal business hours (exclusive of periods of sickness and disability and of such normal holiday and vacation periods as have been established by the Company) to the affairs of the Company.

         3.  Compensation and Expenses.
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                  (a) Salary. For the services of the Executive to be rendered under this Agreement, the Company shall pay the Executive a salary as follows: (1) For the first year of this Agreement, the Executive shall receive $2,500 per week; (2) For the second year of this Agreement, the Executive shall receive $3,000 per week; (3) For the third year of this Agreement, the Executive shall receive $3,500 weekly.

                  (b) Expenses. In addition to any compensation received pursuant to Section 3(a) and (c), the Company will reimburse or advance funds to the Executive for all reasonable travel, entertainment and miscellaneous expenses incurred in connection with the performance of his duties under this Agreement.

                  (c) Management Bonus. The Executive shall receive an annual bonus equal to 5% of the Company's increase in incremental (measured from the previous year) year-end pre-tax net income. Bonus calculation for fiscal 1999 shall use as a basis, zero dollars profit for fiscal year 1998, whereas the Executive shall not be paid a bonus on the difference between zero dollars profit and the Company's $885,337.00 1998 year-end loss.

         4.  Benefits.
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                  (a) Vacation. For each 12-month period during the Term, the
         Executive will be entitled to four weeks of vacation without loss of compensation or other benefits to which he is entitled under this Agreement, to be taken at such times as the Executive may select and the affairs of the Company may permit. Any unused vacation will be paid for by the Company in addition to regular salary at the annual rate in effect during 12 month period.

                  (b) Options. Upon execution of this Agreement, the Executive shall be granted 150,000 non-qualified options to purchase the Company's common stock, exercisable at Two Dollars each ($2.00) and vesting over a three year period, with one third vesting each December 31st for the duration of this Agreement, and expiring ten years after.

                  (c) Employee Benefit Programs. The Executive is entitled to participate in any pension, 401(k), insurance or other employee benefit plan that is maintained by the Company for its executive officers, including programs of life and medical insurance and reimbursement of membership fees in civic, social and professional organizations.

                  (d) Insurance. The Company shall provide to Executive and pay premiums on the Company's medical insurance policy and any other medical, dental or insurance programs offered through the company, covering Executive and Executive's dependents.

                  (e) Car Allowance. The Executive is entitled to the use of a Company automobile currently consisting of the 1996 Chevrolet Tahoe used by him which may be replaced by the Executive once during the term of this agreement with a new comparable automobile at his discretion. All expenses associated with the use of such automobile including insurance, gas, oil and repairs shall be paid by the Company.

         5.  Termination.
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                  (a) Termination for Cause. The Company may terminate the
         Executive's employment pursuant to the terms of this Agreement at any time for cause by giving written notice of termination. Such termination will become effective upon the giving of such notice. Upon any such termination for cause, the Executive shall have no right to compensation, bonus or reimbursement under Section 3, or to participate in any employee benefit programs under Section 4, except as provided by law, for any period subsequent to the effective date of termination. For purposes of this Section 5(a), "cause" shall mean: (i) the Executive is convicted of a felony which is directly related to the Executive's employment or the business of the Company; (ii) the Executive, in carrying out his duties hereunder, has been found in a civil action to have committed gross negligence or intentional misconduct resulting in either case in direct material harm to the Company; (iii) the Executive is found in a civil action to have breached his fiduciary duty to the Company resulting in direct profit to him; or (iv) the Executive is found in a civil action to have materially breached any provision of Section 6 or Section 7. The term "found in a civil action" shall not apply until all appeals permissible under the applicable rules of procedure or statute have been determined and no further appeals are permissible.

                  (b) Death or Disability. Except as otherwise provided in this Agreement, it shall terminate upon the death or disability of the Executive. For purposes of this Section 5(b), "disability" shall mean that for a period of 12 consecutive months in any 12-month period the Executive is incapable of substantially fulfilling the duties set forth in Section 2 because of physical, mental or emotional incapacity resulting from injury, sickness or disease. In the event of Executive's disability, the Executive will be paid compensation, benefits and bonus which may accrue during the period of disability up to a total of 18 months, or for the remainder of this Agreement, whichever time is greater.

                  (c) Special Termination. In the event that (i) the Executive, with or without change in title or formal corporate action, shall no longer exercise all of the duties and responsibilities and shall no longer possess substantially all the authority set forth in Section 2; or (ii) the Company materially breaches this Agreement or the performance of its duties and obligations hereunder; or (iii) any entity or person not now an executive officer of the Company becomes either individually or as part of a group the beneficial owner of 25% or more of the Company's common stock, in any such event the Executive, by written notice to the Company, may elect to deem the Executive's employment hereunder to have been terminated by the Company without cause, in which event the Executive shall be entitled to the compensation, reimbursement and benefits payable pursuant to Sections 3 and 4 herein for the remaining term of this Agreement and all of Executive's remaining unvested options shall vest immediately upon such termination. In such event, the Executive, by written notice to the Company, may elect to refuse all further obligations of the Company under Sections 3 and 4 and to release the Company with respect thereto, in which event the Company shall release the Executive from the provisions of Section 6.

                  (d) Continuing Effect. Notwithstanding any termination of the Executive's employment as provided in this Section 5 or otherwise, the provisions of Section 6 shall remain in full force and effect, except as otherwise provided in Section 5(c).

         6.  Non-competition Agreement.
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                  (a) Competition with the Company. Until termination of his employment and for a period of 12 months commencing on the date of termination, the Executive, directly or indirectly, in association with or as a shareholder, director, officer, consultant, employee, partner, joint venturer, member or otherwise of or through any person, firm, corporation, partnership, association or other entity, will not compete with the Company or any of its affiliates in the offer, sale or marketing of products or services that are competitive with any of the products or services offered by the Company, within any metropolitan area in the United States or elsewhere in which the Company is then engaged in the offer and sale of competitive products or services; provided, however, the foregoing shall not prevent Executive from accepting employment with an enterprise engaged in two or more lines of business, one of which is the same or similar to a portion of the Company's business (the "Prohibited Business") if Executive's employment is totally unrelated to the Prohibited Business; provided, further, the foregoing shall not prohibit Executive from owning up to 5% of the securities of any publicly-traded enterprise provided Executive is not an employee, director, officer, consultant to such enterprise or otherwise reimbursed for services rendered to such enterprise.

                  (b) Solicitation of Customers. During the periods in which the provisions of Section 6(a) shall be in effect, the Executive, will not seek Prohibited Business from any Customer (as defined below) on behalf of any enterprise or business that is in direct competition with the Company's bar association print directory programs, refer Prohibited Business from any Customer to any enterprise or business that is in direct competition with the Company's bar association print directory programs or receive commissions based on sales or otherwise relating to the Prohibited Business from any Customer, or any enterprise that is in direct competition with the Company's bar association print directory programs. For purposes of this Section 6(b), the term "Customer" means any person, firm, corporation, partnership, association or other entity to which the Company or any of its affiliates sold or provided goods or services during the 6-month period prior to the time at which any determination is required to be made as to whether any such person, firm, corporation, partnership, association or other entity is a Customer.

                  (c) No Payment. The Executive acknowledges and agrees that no separate or additional payment will be required to be made to him in consideration of his undertakings in this Section 6.

         7. Nondisclosure of Confidential Information. The Executive acknowledges that during his employment he will learn and will have access to confidential information regarding the Company and its affiliates, including without limitation (i) confidential or secret plans, programs, documents, agreements or other material relating to the business, services or activities of the Company and its affiliates and (ii) trade secrets, market reports, customer investigations, customer lists and other similar information that is proprietary information of the Company or its affiliates (collectively referred to as "Confidential Information"). The Executive acknowledges that such Confidential Information as is acquired and used by the Company or its affiliates is a special, valuable and unique asset. All records, files, materials and Confidential Information obtained by the Executive in the course of his employment with the Company are confidential and proprietary and shall remain the exclusive property of the Company or its affiliates, as the case may be. The Executive will not, except in connection with and as required by his performance of his duties under this Agreement, for any reason use for his own benefit or the benefit of any person or entity with which he may be associated or disclose any such Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever without the prior written consent of the Board unless such Confidential Information previously shall have become public knowledge through no action by or omission of the Executive.

         8.  Equitable Relief.
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                  (a) The Company and the Executive recognize that the services to be rendered under this Agreement by the Executive are special, unique and of extraordinary character, and that in the event of the breach by the Executive of the terms and conditions of this Agreement or if the Executive, without the prior consent of the Board shall leave his employment for any reason and take any action in violation of
         Section 6 or Section 7, the Company will be entitled to institute and prosecute proceedings in any court of competent jurisdiction referred to in Section 8(b) below, to enjoin the Executive from breaching the provisions of Section 6 or Section 7. In such action, the Company will not be required to plead or prove irreparable harm or lack of an adequate remedy at law. Nothing contained in this Section 8 shall be construed to prevent the Company from seeking such other remedy in arbitration in case of any breach of this Agreement by the Executive, as the Company may elect.

                  (b) Any proceeding or action must be commenced in Volusia County, Florida where the Company maintains its principal offices. The Executive and the Company irrevocably and unconditionally submit to the exclusive jurisdiction of such courts and agree to take any and all future action necessary to submit to the jurisdiction of such courts. The Executive and the Company irrevocably waive any objection that they now have or hereafter irrevocably waive any objection that they now have or hereafter may have to the laying of venue of any suit, action or proceeding brought in any such court and further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment against the Executive or the Company in any such suit shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any liability of the Executive or the Company therein described, or by appropriate proceedings under any applicable law or otherwise.

         9. Assignability. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company, provided that such successor or assign shall acquire all or substantially all of the securities or assets of the Company. The Executive's obligations hereunder may not be assigned or alienated and any attempt to do so by the Executive will be void.

         10. Severability.
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                  (a) The Executive expressly agrees that the character,
         duration and geographical scope of the provisions set forth in this Agreement are reasonable in light of the circumstances as they exist on the date hereof. Should a decision, however, be made at a later date by a court of competent jurisdiction that the character, duration or geographical scope of such provisions is unreasonable, then it is the intention and the agreement of the Executive and the Company that this Agreement shall be construed by the court in such a manner as to impose only those restrictions on the Executive's conduct that are reasonable in the light of the circumstances and as are necessary to assure to the Company the benefits of this Agreement. If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included herein because taken together they are more extensive than necessary to assure to the Company the intended benefits of this Agreement, it is expressly understood and agreed by the parties hereto that the provisions of this Agreement that, if eliminated, would permit the remaining separate provisions to be enforced in such proceeding shall be deemed eliminated, for the purposes of such proceeding, from this Agreement.

                  (b) If any provision of this Agreement otherwise is deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative in such state or jurisdiction and shall not be part of the consideration moving from either of the parties to the other. The remaining provisions of this Agreement shall be valid and binding and of like effect as though such provision were not included.

         11. Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted delivery, by facsimile delivery or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

         To the Company:           The Publishing Company of
                                   North America, Inc.
                                   186 PCNA Parkway
                                   Lake Helen, Florida 32744


         With a Copy to:           Michael D. Harris,  Esq.
                                   Michael Harris, P.A.
                                   1645 Palm Beach Lakes Blvd., Ste. 550
                                   West Palm Beach, FL 33401

         To the Executive:         Mr. Peter S. Balise
                                   2394 River Tree Circle
                                   Sanford, Florida 32771

         or to such other address as either of them, by notice to the other may designate from time to time. The transmission confirmation receipt from the sender's facsimile machine shall be conclusive evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

         12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

         13. Attorney's Fees. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorney's fee, costs and expenses.

         14. Governing Law. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed or interpreted according to the internal laws of the State of Florida without regard to choice of law considerations.

         15. Entire Agreement. This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

         16. Section and Paragraph Headings. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.


         IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date and year first above written.

                                                 THE PUBLISHING COMPANY OF
                                                 NORTH AMERICA, INC.

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------------------                               By:
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                                                    William Wrigley, Chief
                                                    Operating Officer


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------------------                               By:
                                                    --------------------------
                                                    Peter S. Balise